Exhibit 10.31

JBG SMITH Properties

Amendment No. 2

to the

2017 Employee Share Purchase Plan

(As approved by the sole shareholder on July 10, 2017)
The 2017 Employee Share Purchase Plan of JBG SMITH Properties, effective July 17, 2017 (the “ESPP”), is hereby amended as follows, effective May 1, 2019:
1.Section 11(d) of the ESPP is hereby deleted in its entirety and replaced with the following:

(d)    Return of Unused Payroll Deductions.  Any balance remaining in an employee’s payroll deduction account at the end of an Offering Period will be automatically refunded to the employee.